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                                                                  EXHIBIT 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Zitel Corporation on Form S-8 (File No. 33-47697) of our report dated December 21, 1998, on our audits of the financial statements of MatriDigm Corporation as of September 30, 1998 and 1997 and for the years ended September 30, 1998 and 1997 and for the period from August 9, 1995 (date of inception) to September 30, 1996, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Dallas, Texas
December 23, 1998